Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029	CONTACT John Chattaway, Stewart Media Relations (713) 625-8180; mediarelations@stewart.com

Stewart Announces Agreement for the Acquisition of PropStream

Acquisition will enhance real estate data and analytics offerings at front-end of the transaction lifecycle

HOUSTON (November 12, 2021) – Stewart Information Services Corporation (NYSE-STC) today announced its entry into an agreement to acquire PropStream, a leader in residential real estate data and analytics for investors, realtors, real estate agents, brokers and lenders. Since its founding more than fifteen years ago, PropStream has been an innovator in aggregating and standardizing property data and delivering value-added solutions to its customers through a single digital point of access.

“Through our agreement to acquire PropStream, we continue to demonstrate our commitment to creating a robust suite of digital, data and analytics products and services to better serve our customers,” said Fred Eppinger, Stewart Chief Executive Officer. “PropStream offers an impressive residential real estate property data platform that gives customers the ability to generate insights and better target selling, investing and other business opportunities. PropStream’s analytical tools allow its customers to stay ahead of the market and are a great compliment to our capabilities, providing ease of use and digitization to the real estate transaction.”

“Our combination with the Stewart family will only serve to enhance our ability to stay at the forefront of providing data and analytics solutions,” said Rob Zahr, PropStream Chief Executive Officer. “Stewart’s continued investment in new capabilities is one of the reasons why we feel Stewart is the right fit for PropStream and will enable us to continue to grow, while further strengthening core competencies, such as our social media interaction model. Through PropStream’s proprietary technology, we’re able to provide market leading tools to our customers and we’re excited about the future of our ability to do so as part of the Stewart family.”

The purchase price is $175 million and will be funded with available company resources. The company expects to close the transaction on Monday, November 15th. The transaction is immediately accretive. PropStream will continue operating as a standalone company. Locke Lord LLP served as outside counsel to Stewart. Houlihan Lokey served as exclusive strategic and financial advisor to PropStream and Jeffer, Mangels, Butler & Mitchell, LLP as its legal advisor.

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage industry, we offer the comprehensive service, deep expertise, and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as "may," "expect," "anticipate," "intend," "plan," "believe," "seek," "will," "foresee" or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the conditions to closing set forth in the acquisition agreement may not be satisfied, the Company’s ability to successfully integrate the acquisition discussed in this press release, and other risks and uncertainties discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. All forward-looking statements included in this earnings release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this earnings release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

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